                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement            [_]  Confidential, for Use of the
                                                 Commission Only (as permitted
[X]  Definitive Proxy Statement                  by Rule 14a-6(a)(b))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          WESTERN GAS RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5)  Total fee paid:

         -----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -----------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     3)  Filing Party:

         -----------------------------------------------------------------------

     4)  Date Filed:

         -----------------------------------------------------------------------

   Notes:

                          WESTERN GAS RESOURCES, INC.
                           12200 NORTH PECOS STREET
                            DENVER, COLORADO 80234

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 21, 1997

TO THE STOCKHOLDERS OF
WESTERN GAS RESOURCES, INC.:

The Annual Meeting of Stockholders of Western Gas Resources, Inc., a Delaware corporation (the "Company"), will be held at the Brown Palace Hotel, Onyx Room, 321 Seventeenth Street, Denver, Colorado 80202, on Wednesday, May 21, 1997 at 10:00 A.M. local time for the following purposes:

  1. To elect two Class Two Directors to serve until their terms expire in 2000 and until their successors have been elected and qualified;

  2. To consider and vote upon the proposed 1997 Stock Option Plan; and

  3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Accompanying this Notice of Annual Meeting of Stockholders is a Proxy, a Proxy Statement, and a copy of the Company's 1996 Annual Report to Stockholders.

Only holders of record of shares of the Company's Common Stock at the close of business on March 31, 1997 are entitled to receive notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Stockholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         By Order of the Board of Directors,



                         BRION G. WISE
                         Chairman of the Board and
                         Chief Executive Officer

Denver, Colorado
April 18, 1997

                          WESTERN GAS RESOURCES, INC.
                            12200 NORTH PECOS STREET
                             DENVER, COLORADO 80234

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 21, 1997

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Western Gas Resources, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M. local time on Wednesday, May 21, 1997 at the Brown Palace Hotel, Onyx Room, 321 Seventeenth Street, Denver, Colorado 80202, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about April 18, 1997.

The only outstanding voting securities of the Company are its Common Stock, par value $0.10 (the "Common Stock"). On March 31, 1997, the record date for the Annual Meeting, there were 32,114,485 shares of Common Stock entitled to vote at the Annual Meeting. Each holder of record of Common Stock at the close of business on the record date will be entitled to one vote for each share so held.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business. If a Proxy in the accompanying form is duly executed, dated and returned, the shares represented thereby will be voted in accordance with instructions set forth thereon unless revoked. Stockholders attending the Annual Meeting may vote their shares in person whether or not a Proxy has been previously executed and returned. Unless contrary instructions are given, the persons designated as Proxy holders on the Proxy card will vote FOR election of the nominees named therein as directors and FOR the adoption of the proposed 1997 Stock Option Plan. If any other matter is properly presented at the meeting, which is not currently anticipated, the Proxy holders will vote the proxies in accordance with their best judgment in such matters. The cost of soliciting the proxies will be borne by the Company.

Votes cast by Proxy or in person at the Annual Meeting will be counted by a person appointed by the Company to act as the election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Any stockholder returning a Proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Company addressed to John C. Walter, Secretary, 12200 North Pecos Street, Denver, Colorado 80234. No such revocation shall be effective unless it has been received by the Company at or prior to the Annual Meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

The Company's Certificate of Incorporation establishes three classes of directors, each serving a three-year term ending in successive years. There are two Class Two Directors whose terms expire this year: Joseph E. Reid and Ward Sauvage.

The Board of Directors (the "Board") has nominated Messrs. Reid and Sauvage for re-election as Class Two Directors. The terms of these Class Two Directors, if elected, will expire on the date of the Company's Annual Meeting of Stockholders in 2000, and at such time as their successors are elected and qualified.

If any of the nominees is not elected or is unable to serve (although such a contingency is not expected), the remaining Board members may elect a substitute or, alternatively, may reduce the size of the Board, all in accordance with the Company's Bylaws.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL ONE, THE ELECTION OF CLASS TWO DIRECTORS.

The holders of a majority of the shares of Common Stock present in person or by Proxy shall constitute a quorum. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum. Directors shall be elected by a plurality of the votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

The current directors, including the nominees for re-election, are described under the caption "Directors and Officers."

                                  PROPOSAL TWO
                             1997 STOCK OPTION PLAN

GENERAL

A copy of the Company's 1997 Stock Option Plan (the "1997 Plan") is attached to this Proxy Statement as Exhibit A. The following summary of the 1997 Plan is qualified in its entirety by reference to the text of the 1997 Plan. The 1997 Plan was adopted, subject to stockholder approval, by the Board on January 24, 1997 and will become effective as of the date approved by the stockholders. The 1997 Plan is intended to be an incentive stock option plan in accordance with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company will reserve for issuance upon exercise of options ("Options") under the 1997 Plan, 1,000,000 shares of Common Stock. The 1997 Plan will terminate on the earlier of: (i) May 20, 2007 or (ii) the date on which all Options granted under the 1997 Plan have been exercised in full.

PURPOSE

The purpose of the 1997 Plan is to encourage the executive officers and certain employees of the Company to contribute to the growth and profitability of the Company by investing in the Company's Common Stock on reasonable terms and to allow them to acquire a proprietary interest in the Company. The availability and granting of Options under the 1997 Plan will also be an incentive for such employees to remain in the employ of the Company.

ELIGIBILITY

Only employees who have been employed by the Company for at least one year may participate in the 1997 Plan. In addition, directors of the Company are not eligible to participate in the 1997 Plan. As of December 31, 1996, approximately 760 employees would have been eligible to participate in the 1997 Plan. The Board will not grant any Options until the 1997 Plan is approved by the stockholders.

The Board of the Company will determine and designate from time-to-time those employees of the Company to whom Options are to be granted. The Board anticipates that, if the 1997 Plan is approved by the stockholders, such Options would be granted primarily to the executive officers and certain other employees of the Company. The Board will have the right to cancel at any time any unexercised Options awarded under the 1997 Plan (whether or not vested) if an employee engages in fraudulent, illegal or dishonest conduct to the detriment of the Company. If any Option terminates or expires prior to being exercised, the shares relating to such Option shall be released and may be reissued pursuant to a new Option.

No Option may be granted to a "Disqualified Employee", which is defined as any employee of the Company who, either directly or indirectly, at the time an Option is granted, owns more than 10% of the total or combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company.

TERMS AND CONDITIONS

The Board has the right to, among other things, fix the price, terms and conditions for the grant or exercise of any Option, subject to limitations under the provisions of the plan and the Code. The purchase price of the stock under each Option shall be at least the fair market value of the stock at the time such Option is granted. Pursuant to the 1997 Plan, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the employee other than by will or by the laws of descent and distribution and during the life of the employee, may be exercised only by such employee.

Options granted will vest 20% per year, commencing on the first anniversary of the date of grant, although the Board will have the authority to shorten the vesting period to 33.3% per year, commencing on the first anniversary of the date of grant. The employee must exercise the Option within five years of the date each portion vests. If an employee's employment with the Company terminates, the employee may, within the 60 day period immediately following such termination of employment, but in no event later than the expiration date specified in the employee's option agreement, exercise any Options that have vested as of the date of such termination. If employment terminates by reason of death or disability, the employee (in the event of disability) or the person or persons to whom rights under the Option shall pass by will or by the applicable laws of descent and distribution (in the event of death), shall be entitled to exercise 100% of the Options granted regardless of the employee's years of service; provided however, that no such Option may be exercised after 180 days from the date of death or termination of employment with the Company as a result of disability.

ADJUSTMENT PROVISIONS

The number of shares of Common Stock covered by outstanding Options as well as the exercise price shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. In addition, in the event of a dissolution or liquidation of the Company, a merger of the Company, or a sale of all or substantially all the assets of the Company, the Company shall take such action as may be necessary to enable the employees to receive, in lieu of shares of Common Stock, securities or other assets that were issued or payable upon such event in respect of or in exchange for such shares of Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the principal United States federal income tax consequences under current federal income tax law relating to awards under the 1997 Plan. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences.

The Company is generally not entitled to a deduction, nor is the employee required to report income, upon the exercise of an Option. However, if the employee disposes of the shares of Common Stock prior to the expiration of one year following the exercise of the Option or prior to two years following the grant of such Option, the Company may deduct an amount equal to the income, if any, required to be recognized by the employee upon sale of the shares.

ADMINISTRATION; AMENDMENT

The Board will administer the 1997 Plan and will have the authority to: (i) construe and interpret the 1997 Plan; (ii) define the terms used therein; (iii) determine the duration and purpose of leaves of absence that may be granted to employees without constituting a termination of their employment for the purposes of the 1997 Plan; (iv) create a committee of the Board to whom these duties and rights would be delegated; and (v) make all other determinations necessary or advisable for the administration of the 1997 Plan.

The Board may, at any time and from time-to-time, amend, suspend or terminate the 1997 Plan and may amend the form of the option agreement pursuant to which Options may be exercised; provided, however, that any such amendment,
                          -----------------
suspension, termination or modification shall not: (i) without the employee's consent, affect an employee's rights under an Option previously granted; (ii) change the maximum number of shares for which Options may be granted, (iii) change the exercise prices; (iv) change the period during which Options may be granted or exercised; or (v) change the provisions relating to the class of persons eligible to receive Options granted under the 1997 Plan; or (vi) change the provisions relating to adjustments to be made upon changes in capitalization of the Company. In addition, the Board may amend the 1997 Plan if provisions of the Code or any regulations thereunder relating to incentive stock options are changed, to conform to such changes, without stockholder approval, unless such change in law requires such approval.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL TWO, THE AUTHORIZATION OF THE 1997 PLAN.

Proxies solicited by the Board will be so voted unless stockholders specify to the contrary in their proxies or specifically abstain from voting on this matter.

Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of the Company's voting stock present at the meeting, in person or by Proxy, and entitled to vote. Under applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will not be considered, except for the determination of whether a quorum is present in person or by Proxy.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

The following table sets forth as of March 31, 1997 (except as otherwise indicated) information with respect to: (i) stockholders who were known to the Company to own more than 5% of the Common Stock of the Company ("Significant Stockholder") and (ii) information regarding ownership by the Company's directors and the four most highly compensated executive officers ("Named Officers") and by all directors and officers as a group, of the Company's Common Stock, $2.28 Cumulative Preferred Stock and $2.625 Cumulative Convertible Preferred Stock.

                                                                                                  $2.625 Cumulative
                                                                           $2.28 Cumulative          Convertible
                                           Common Stock                     Preferred Stock        Preferred Stock
                               --------------------------------------     --------------------   -------------------
                                Number
                               of Shares         Exercisable
                              (excluding            Stock        % of       Number     % of      Number       % of
Name of Beneficial Owner       options)          Options (1)    Class     of Shares    Class    of Shares    Class
----------------------------  -----------       ------------    -----     ---------  ---------- ---------  ---------

Merrill Lynch & Co., Inc....   3,525,158(2)          -           11.0%       -  (2)      - %        - (2)      - %
World Financial Center,
North Tower
250 Vesey Street
New York, New York 10281

The Prudential Insurance
    Company of America......   3,026,900(2)          -            9.4        -  (2)      -          - (2)      -
751 Broad Street
Newark, New Jersey 07102

Brion G. Wise...............   3,814,930             -           11.9      1,600         *          -          -
12200 N. Pecos Street
Denver, Colorado 80234

Walter L. Stonehocker.......   2,804,341(3)          -            8.7     14,000        1.0     31,800        1.2
15600 Holly
Brighton, Colorado 80601

Ward Sauvage................   2,276,747(4)          -            7.1        -           -          -          -
Box 132
Oberlin, Kansas 67749

Dean Phillips...............   1,824,825(5)          -            5.7        -           -          -          -
524 N. 30th Street
Quincy, Illinois 62301

Bill M. Sanderson...........     569,625(6)      28,000           1.9        -           -          -          -
Richard B. Robinson.........       7,800(7)       3,500            *       1,000         *          -          -
James A. Senty..............       4,920(8)       5,000            *         -           -          -          -
Joseph E. Reid..............           -          2,500            *         -           -          -          -
Lanny F. Outlaw.............      59,000(9)      32,000            *         -           -          -          -
John C. Walter..............      32,494(10)     18,400            *         -           -          -          -
John F. Chandler............       3,212         35,150            *         -           -          -          -
Gary W. Davis...............      37,587(11)     14,000            *       1,500(11)     *          -          -
 Directors and officers
   as a group (17 persons)..  11,457,745        232,880          36.4     18,700        1.4     31,800        1.2
-----------------------

Footnotes on following page.

 *   Less than 1%.
(1) The directors and officers have the right to acquire the shares of Common Stock reflected in this column either currently or within 60 days after March 31, 1997 through the exercise of stock options. However, not all stock options contained in this table are in-the-money as of March 31, 1997.
(2) Amount and nature of beneficial ownership is at December 31, 1996 as reported in the applicable Schedule 13G and includes shares held by subsidiaries and affiliates. The percent of class was calculated using total shares outstanding at December 31, 1996. The Company's only voting security is its Common Stock. As the applicable rules require presentation only of ownership in excess of 5% of the Company's voting securities and as the Company has no knowledge of ownership of any preferred securities, no information regarding preferred securities is presented for this beneficial owner.
(3) Includes 1,385,579 shares of Common Stock held by Mr. Stonehocker's wife, 127,820 shares of Common Stock held by the WGP Trust, of which Mrs. Stonehocker is the trustee, 3,183 shares of Common Stock held by a son directly and through 10% or more ownership in a partnership and 30,000 shares of Common Stock held by Mr. and Mrs. Stonehocker as tenants-in-common.
(4) Includes 2,252,576 shares of Common Stock held by Sauvage Gas Company (owned 100% by the Ward Sauvage Trust #1) and 23,210 and 961 shares of Common Stock held in individual retirement accounts for the benefit of Ward Sauvage and Janice Sauvage, respectively.
(5)  Includes 9,100 shares of Common Stock held by Mr. Phillips' wife.
(6) Includes 864 shares of Common Stock held by Mr. Sanderson's wife and 82,082 shares of Common Stock held by the Sanderson Stock Trust, of which Mr. Sanderson's wife is the trustee.
(7) Includes 6,000 shares of Common Stock held by the Lentz, Evans & King Pension Fund, for the benefit of Mr. Robinson, 1,000 shares owned directly by Mr. Robinson's wife and 800 shares of Common Stock held by Mr. Robinson and his wife as custodians for their minor children.
(8) Includes 600 shares of Common Stock held by Mr. Senty's wife as custodian for their children and 2,120 shares of Common Stock owned directly by Mr. Senty's wife.
(9)  All of Mr. Outlaw's shares are held as joint tenants with his wife.
(10) All of Mr. Walter's shares are held as joint tenants with his wife.
(11) Includes 1,000 shares of Common Stock owned directly by Mr. Davis, 9,997 shares of Common Stock and 1,500 shares of $2.28 Cumulative Preferred Stock held by Mr. Davis' wife and 21,668 shares of Common Stock held as tenants-in-common.

                             DIRECTORS AND OFFICERS

Set forth below is certain information concerning the directors and officers of the Company.

         NAME            AGE                       POSITION
         ----            ---                       --------
Brion G. Wise..........   51  Chairman of the Board and Chief Executive Officer(1)(4)
Walter L. Stonehocker..   72  Vice Chairman of the Board(3)(4)
Dean Phillips..........   65  Director(3)(6)
Joseph E. Reid.........   67  Director(2)(5)(6)
Richard B. Robinson....   48  Director(1)(5)(6)
Bill M. Sanderson......   67  Director(3)(4)
Ward Sauvage...........   71  Director(2)(4)
James A. Senty.........   61  Director(3)(5)(6)
Lanny F. Outlaw........   61  President and Chief Operating Officer
John C. Walter.........   51  Executive Vice President and Secretary
John F. Chandler.......   40  Senior Vice President - Marketing and Pipelines and Assistant Secretary
Edward A. Aabak........   45  Vice President - Northern Region
Vance S. Blalock.......   43  Treasurer and Assistant Secretary
Gary W. Davis..........   40  Vice President - Southern Region
Brian E. Jeffries......   39  Vice President - Gas Marketing
Jeffery E. Jones.......   44  Vice President - Production
William J. Krysiak.....   36  Vice President - Finance
-------------------------

Footnotes on following page.

(1)  Class One Director; term expires in 1999.
(2)  Class Two Director; term expires in 1997.
(3)  Class Three Director; term expires in 1998.
(4)  Member of the Executive Committee.
(5)  Member of the Audit Committee.
(6)  Member of the Compensation and Nominating Committee.

Brion G. Wise, Chairman of the Board since July 1987, a member of the Executive Committee since December 1989, Chief Executive Officer since December 31, 1986 and President from 1971 through 1986. Mr. Wise received his Bachelor of Science Degree in Chemical Engineering from Washington State University.

Walter L. Stonehocker, Vice Chairman of the Board since July 1992, has been a director since July 1987, a member of the Executive Committee since May 1995 and from December 1989 to July 1992, Senior Vice President from January 1985 to July 1992 and Vice President from 1971 to 1985. In addition, he has been active as a lobbyist for the oil and gas industry in various western states.

Dean Phillips, a director of the Company since July 1987, has served as a member of the Compensation and Nominating Committee since May 1995. Mr. Phillips has been engaged in the wholesale and retail distribution of natural gas liquids since 1956. Mr. Phillips also serves as an officer and director of several banking institutions in Missouri and Illinois.

Joseph E. Reid, a director of the Company since May 1994, has served as a member of the Audit Committee since May 1995 and as a member of the Compensation and Nominating Committee since May 1994. Mr. Reid has been involved in the oil and gas business since 1956, and since 1987 has been an independent oil and gas consultant. From 1984 to 1986 he served as President and Chief Executive Officer of Meridian Oil, Inc., from 1982 to 1984 as an independent oil and gas consultant and from 1978 to 1982 as President and Chief Executive Officer of Superior Oil Company. Mr. Reid also serves as a director for Riverway Bank and Cliffs Drilling Co. He received his M.B.A. from the Harvard Graduate School of Business and his Bachelor of Science Degree from Louisiana State University.

Richard B. Robinson, a director of the Company since July 1987, has served as a member of the Audit Committee since May 1988 and as a member of the Compensation and Nominating Committee since September 1993. Mr. Robinson has been a shareholder of the law firm of Lentz, Evans and King P.C. since 1980. He has also been an adjunct professor at the University of Denver College of Law since 1980. He has represented the Company since 1977 with respect to tax, corporate and partnership law matters. Mr. Robinson received his Juris Doctor Degree from the University of Denver and his LL. M. in Taxation from New York University.

Bill M. Sanderson, has served as a director of the Company since July 1987, a member of the Executive Committee since December 1989, President from December 1986 through March 1996, Chief Operating Officer from May 1986 through March 1996 and Senior Vice President from 1981 through 1986. Mr. Sanderson received his Bachelor of Science Degree, cum laude, in Chemical Engineering from Texas Tech University.

Ward Sauvage, a director of the Company since July 1987, has served as a member of the Executive Committee since May 1995. Mr. Sauvage was engaged in the wholesale and retail distribution of natural gas liquids from 1949 through 1993. He owns certain interests in several banking institutions in Nebraska and serves as a director of such institutions. Mr. Sauvage is Chairman of the Board and President of Sauvage Gas Company, a diversified investment company formed in 1958.

James A. Senty, a director of the Company since July 1987, has served as a member of the Audit Committee since May 1988 and as a member of the Compensation and Nominating Committee since September 1993. Mr. Senty has been engaged in the wholesale and retail distribution of natural gas liquids since 1960. He has owned certain banking interests since 1976 and currently serves as Chairman of the Board and President of Midwest Bottle Gas Co., a company which directly and through subsidiaries is engaged in the retail and wholesale marketing of natural gas, natural gas liquids and other related items in several states. He is a director and Senior Vice President of MNIC Companies, the parent organization of several insurance companies in Wisconsin.

Lanny F. Outlaw, President and Chief Operating Officer since April 1996, served as Executive Vice President from September 1994 through March 1996, Vice President-Business Development and Rocky Mountain Region from October 1993 to September 1994, and Vice President-Business Development from August 1987 to October 1993. Mr. Outlaw was employed by Shell Oil Company from 1958 to 1987 in various management positions within the Exploration and Production Department. Mr. Outlaw received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

John C. Walter, Executive Vice President, Vice President - General Counsel and Secretary since September 1994, served as Vice President-General Counsel from May 1988 to September 1994, Corporate Counsel from May 1986 to May 1988 and Land Manager from 1982 to May 1986. Mr. Walter received his Bachelor of Arts Degree in Economics and Juris Doctor Degree from the University of Colorado.

John F. Chandler, Senior Vice President - Marketing and Pipelines since April 1996, served as Vice President - Marketing and Pipelines from September 1993 through March 1996, Manager of Business Development from January 1991 through August 1993 and from July 1984 through August 1993 in various positions in engineering and business development. Mr. Chandler received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology

Edward A. Aabak, Vice President - Northern Region since September 1994, served as Operations Manager of the Rocky Mountain Region from February 1993 to September 1994. From 1982 to 1992 Mr. Aabak was employed by DEKALB Energy Company in various management, engineering and operations functions. From 1976 to 1982 Mr. Aabak was employed by Dome Petroleum Limited. Mr. Aabak holds a Bachelor of Science Degree in Chemical Engineering from the University of Alberta.

Vance S. Blalock, Treasurer since November 1994, served as Controller of Systems Development and Acquisitions from January 1993 through November 1994, as Controller of Operational Accounting from May 1990 through December 1992 and in various other positions in the financial accounting area from September 1981 through April 1990. Ms. Blalock received her Bachelor of Science Degree in Commerce from the University of Louisville and is a Certified Public Accountant.

Gary W. Davis, Vice President - Southern Region since October 1993, served as Vice President-Engineering/ Environmental from January 1985 to October 1993 and has been an engineer with the Company since June 1980. Mr. Davis received his Bachelor of Science Degree in Chemical and Petroleum Engineering from the Colorado School of Mines.

Brian E. Jeffries, Vice President - Gas Marketing since April 1, 1996, has been employed by the Company since November 1992 as Director of Marketing and Transportation. Mr. Jeffries was employed by United Gas Pipe Line Company from 1991 to 1992 and for LaSER Marketing Company from 1988 through 1991 in various marketing management positions. Mr. Jeffries received his Bachelor of Science Degree in Civil Engineering from the University of Colorado.

Jeffery E. Jones, Vice President - Production since October 1993, has been employed by the Company since 1989, previously as Production Manager. From 1987 to 1989, Mr. Jones was an independent oil and gas consultant. Mr. Jones received his Bachelor of Science Degree in Psychology from Colorado College and his Bachelor of Science Degree in Mechanical Engineering from the University of Colorado.

William J. Krysiak, Vice President - Finance since October 1993, served as Corporate Controller from June 1993 to October 1996, Controller - Financial Accounting from June 1990 to June 1993, Director of Tax Accounting and Reporting from May 1987 to June 1990 and in various other positions in the financial accounting area since August

1985. Mr. Krysiak is the principal financial and accounting officer of the Company. He received his Bachelor of Science Degree in Business Administration from Colorado State University and is a Certified Public Accountant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board held 14 meetings during 1996. Each director attended at least 75 percent of the total number of meetings of the Board and its committees on which such director served during his tenure.

The Board has three committees, which are the Audit Committee, the Compensation and Nominating Committee ("Compensation Committee") and the Executive Committee. The Audit Committee and the Compensation Committee are composed solely of non-employee directors.

Messrs. Reid, Robinson and Senty are members of the Audit Committee. The Audit Committee recommends the appointment of independent auditors and reviews the plan, scope, and results of the audit and monitors the fees for the audit and other services, reviews the findings and recommendations of the independent accountants concerning internal accounting procedures and controls. The Audit Committee also recommends accounting and internal auditing policies which, in the Audit Committee's judgment, should receive the attention of the Board. The Audit Committee met twice in 1996.

Messrs. Phillips, Reid, Robinson and Senty are members of the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding: (i) employee compensation, including compensation of the Company's executive officers; and (ii) individuals to nominate for election to the Board and Board committee assignments. The Compensation Committee does not consider nominees for the Board recommended by stockholders. The Compensation Committee met eight times in 1996.

Messrs. Wise, Stonehocker, Sanderson and Sauvage are members of the Executive Committee, which reviews and, where appropriate, authorizes corporate action with respect to the conduct of the business of the Company between Board meetings. Actions taken by the Executive Committee are regularly submitted to the Board for review and ratification at the next meeting. The Executive Committee met twice in 1996.

REMUNERATION OF DIRECTORS

Directors who are also full-time employees of the Company receive no fees or remuneration for services as members of the Board. For the year ended December 31, 1996, non-employee directors of the Company received annual fees of $25,000 each, payable in quarterly installments, and annual fees of $5,000 for each committee on which such director served. Each director also has the option of obtaining health insurance through the Company under similar terms as the executive officers. The Company anticipates entering into Indemnification Agreements with each of the Company's directors (the "Director Indemnification Agreement"), which would, among other things, place the burden of proof upon the Company to prove in any particular instance that a director was not entitled to indemnification and which would allow a director to seek the appointment of an independent legal counsel to determine whether indemnification is appropriate following certain types of changes of control of the Company. See also "Stock Option, Profit Sharing and Bonus Plans - Key Employees' Incentive Stock Option Plan and Non-Employee Directors Stock Option Plan" included elsewhere in this Proxy Statement.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a) OF THE SECURITIES ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 and the related regulations require the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of their beneficial ownership and reports of any changes in their beneficial ownership of the Company's Common Stock and other equity securities of the Company. In addition, such persons are required to furnish the Company with copies of all such filings. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from such persons, all reports which were required during the fiscal year ended 1996, of its directors, executive officers and ten percent beneficial owners complied with Section 16(a) filing requirements, except as follows: one report relating to a change in beneficial ownership was filed late by John F. Chandler. The report related to the open market purchase of 238 shares of Common Stock.

TRANSACTIONS WITH AFFILIATES

The Company has entered into agreements with key employees, including each of its officers, other than Mr. Wise, that commit the Company to loan an amount sufficient to exercise their respective stock options. The Company will forgive the loan and accrued interest if the employee has been continuously employed by the Company for periods specified under the agreements and Board resolutions. The loans bear interest at the applicable federal rate, as specified in Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect upon the date of the loan. At December 31, 1996, loans and accrued interest to certain officers totaling $2,277,000 relating to 220,873 options were outstanding. Amounts outstanding greater than $60,000 are as follows: Lanny F. Outlaw, $428,934 related to 40,000 options; Gary W. Davis, $400,231 related to 35,602 options and John C. Walter, $401,418 related to 30,498 options.

During the year ended December 31, 1996, the Company purchased and sold natural gas liquids to and has leased rail cars from, affiliates of James A. Senty, a director of the Company, for total payments and receipts of approximately $4.6 million and $15,000, respectively. During the year ended December 31, 1996, the Company leased rail cars from an affiliate of Ward Sauvage, a director of the Company, for total payments of approximately $190,000. During the year ended December 31, 1996, the Company leased rail cars from an affiliate of Dean Phillips, a director of the Company, for total payments of approximately $158,000. As of December 31, 1996, the Company had borrowed $200 million from The Prudential Insurance Company of America, a Significant Stockholder, and for the year ended December 31, 1996, paid interest of approximately $15.8 million related to such borrowings. During the year ended December 31, 1996, the Company also paid The Prudential Insurance Company of America approximately $770,000 related to medical insurance and related fees. During the year ended December 31, 1996, the Company made payments related to swap and option contracts to Merrill Lynch & Co., a Significant Stockholder, for approximately $315,000. These transactions were all entered into by the Company in the ordinary course of its business, on a basis the Company believes approximates arm's length.

                             EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid by the Company in each of the last three years ended December 31, 1996 to the Chief Executive Officer and to each of the Named Officers.

                           SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                  Annual           Compensation
                                            Compensation (1)(2)       Awards
                                           ---------------------  ---------------
                                                                    Securities
                                                                    Underlying        All Other
Name and Principal Position       Year     Salary ($)  Bonus ($)  Options (#) (3)  Compensation ($)(4)
-----------------------------  ----------  ----------  ---------  ---------------  -------------------

Brion G. Wise                        1996   $ 90,000    $     -                -           $ 5,767
Chairman of the Board and            1995     90,000          -                -             4,867
 Chief Executive Officer             1994     75,000     90,000                -             3,348

Lanny F. Outlaw                      1996    305,586     64,438          100,000            27,426
President and Chief                  1995    170,000     60,000                -            14,958
 Operating Officer                   1994    150,000     60,000           30,000            11,100

John C. Walter                       1996    211,539     45,813           32,000            16,060
Executive Vice President             1995    155,000     60,000                -            10,140
 and Secretary                       1994    142,000     60,000           30,000             8,408

John F. Chandler                     1996    202,115     46,250           32,000            13,262
Senior Vice President -              1995    125,000     60,000                -             6,913
 Marketing and                       1994    102,000     60,000           25,000             5,438
 Pipelines

Gary W. Davis                        1996    197,327     45,269           20,000            12,934
Vice President - Southern            1995    150,000     65,000                -             8,028
 Region                              1994   $142,000    $65,000           25,000           $ 7,596
-------------------

(1) The column for Other Annual Compensation is not included (as permitted under the applicable rules) because perquisites and other personal benefits awarded, earned or paid to the Named Officers were not in excess of the lesser of either $50,000 or 10% of the total annual salary and bonus for each Named Officer.
(2) Amounts shown set forth all cash compensation earned by each of the Named Officers in the years shown.
(3) The columns for Long-Term Compensation - Restricted Stock Awards and Long-Term Compensation - Payouts have been omitted (in accordance with the applicable rules) because no such compensation has been awarded, earned or paid to any of the Named Officers.
(4) Amounts shown set forth the following: (i) the Company's annual contribution to each of the Named Officers' Profit Sharing Plan accounts; (ii) the Company's Profit Sharing Plan match; and (iii) group term life insurance premiums paid by the Company.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

The following table contains information concerning grants of stock options under the 1993 Stock Option Plan to each of the Named Officers during the year ended December 31, 1996.

                                    Individual Grants
                    --------------------------------------------------
                    Number of   % of Total
                    Securities    Options      Exercise
                    Underlying  Granted to      or Base                     Grant
                     Options     Employees       Price      Expiration  Date Present
       Name          Granted      in 1996    ($/Share) (1)     Date       Value (2)
------------------  ----------  -----------  -------------  ----------  -------------
Brion G. Wise                -           -         $    -            -   $         -
Lanny F. Outlaw        100,000        28.4%         14.25   03/28/2003     1,030,000
John C. Walter          32,000         9.1%         14.25   03/28/2003       329,600
John F. Chandler        32,000         9.1%         14.25   03/28/2003       329,600
Gary W. Davis           20,000         5.7%         14.25   03/28/2003       206,000
----------------------

(1) The exercise price for each grant is equal to the fair market value of the Company's Common Stock on the date of grant.
(2) The Grant Date Present Value was calculated using the Black-Scholes option-pricing model using the following assumptions: risk-free interest rate of 6.35%; expected life of seven years; expected volatility of 37%; and expected quarterly dividends of $.05 per share. No valuation model can accurately predict future stock prices or option value because assumptions are used and the effects of unknown factors, many of which are beyond the Company's control. The actual value of these options is dependent on future performance of the Company's Common Stock and the value presented is not intended to represent the Company's estimate of stock price appreciation or a projection of the Company's future stock price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table provides information with respect to the stock options exercised during the year ended December 31, 1996 and the value as of December 31, 1996 of unexercised in-the-money options held by the Named Officers. The value realized on the exercise of options is calculated using the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise. The value of unexercised in-the-money options at year end is calculated using the difference between the option exercise price and the fair market value of the Company's Common Stock at December 31, 1996.

                                                                               Value of Unexercised
                                                   Number of Unexercised            In-the-Money
                                                Options/SARs at FY-End (#)  Options/SARs at FY-End ($)
                      Shares                    --------------------------  --------------------------
                    Acquired on      Value
       Name         Exercise (#)  Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
------------------  ------------  ------------  -----------  -------------  -----------  -------------
Brion G. Wise                 -       $     -             -              -       $    -       $      -
Lanny F. Outlaw               -             -        12,000        118,000        7,500        511,250
John C. Walter                -             -        12,000         50,000        7,500        171,250
John F. Chandler            736         7,986        28,750         53,250        6,250        169,375
Gary W. Davis                 -             -        10,000         35,000        6,250        109,375

REPORT OF THE COMPENSATION COMMITTEE

In 1993, the Board created the "Compensation Committee" and directed it to make recommendations to the Board regarding employee compensation, including the compensation of the Company's executive officers. The Compensation Committee currently consists of Dean Phillips, Joseph Reid, Richard Robinson and James Senty, none of whom is or has been an officer or employee of the Company. The Compensation Committee met eight times in 1996.

Compensation of Executive Officers

The annual compensation of each of the executive officers of the Company consists primarily of a base salary, an annual bonus and stock options. In addition, the executive officers participate in the Company's Profit Sharing Plan, which consists of elective employee salary reduction contributions, a Company match equal to 25% of employee contributions on the first 4% of employee compensation contributed and, as determined by the Board in its sole discretion, an annual Company contribution for all employees equal to a specified percentage of base compensation.

Previously, it had been the Company's practice to pay its executive officers below-average base salaries compared to comparable positions at comparable companies, while providing them above-average incentive compensation in the form of bonuses. In March 1996, the Committee recommended to the Board that: (i) the Company increase the base salaries of the executive officers to levels that approach those paid to officers at comparable companies, based upon prior studies performed by an outside consultant formerly retained by the Committee; and (ii) the Company adopt a 1996 bonus plan for the executive officers that provided for a sliding scale of bonuses pursuant to a formula tied to earnings attributable to common stockholders for the year ending December 31, 1996. The Board accepted these recommendations, which were implemented in July 1996.

The Company granted an aggregate of 272,000 options in 1996 to the executive officers to purchase shares of the Company's Common Stock. In addition, four executive officers exercised previously-granted options. The Committee believes that options for the Company's Common Stock are an important element of the executive officers' compensation package because options aid in the objectives of aligning the executive officers' interests with those of the stockholders and giving the executive officers a direct stake in the performance of the Company. One of the items of business to be voted upon by the stockholders at the 1997 Annual Meeting is the approval of the 1997 Stock Option Plan. If approved, the Company would grant such options primarily to the executive officers and certain other employees.

Finally, the Committee recommended to the Board that the Company make a contribution to the Company's Profit-Sharing Plan of five percent of 1996 base salaries for all eligible employees, including each of the executive officers. In making this recommendation, the Committee considered the financial performance of the Company, as measured by net income and cash flow from operations and the total compensation packages that employees in the oil and gas industry receive.

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount of executive compensation that a company may deduct as an expense for federal income tax purposes in any one year for any one executive. Although none of the Company's executive officers received in excess of $1,000,000 in compensation for any year, the Committee intends to structure future executive officer compensation in a manner that will preserve the tax deductibility of executive compensation.

Compensation of the Chief Executive Officer

The annual compensation of Brion Wise, the Company's Chief Executive Officer, consists primarily of base salary and annual bonus. Mr. Wise's annual compensation is significantly lower than compensation paid by comparable companies for comparable positions. In preparing their recommendation regarding Mr. Wise's compensation, the Committee considered certain subjective factors unrelated to the Company's financial performance, principally Mr. Wise's belief that it was not necessary to pay him a market rate because he received substantial dividends from the shares of the Company's Common Stock that he owns. Mr. Wise is not eligible for awards under the Company's various stock option plans because the Committee and the Board believe his interests are already strongly tied to those of its stockholders. He is, however, entitled to participate in the Company's Profit Sharing Plan.

March 31, 1997
Compensation Committee
Dean Phillips
Joseph E. Reid
Richard B. Robinson
James A. Senty

COMPENSATION COMMITTEE INTER-LOCK AND INSIDER PARTICIPATION

The Compensation Committee consists of Dean Phillips, Joseph Reid, Richard Robinson and James Senty, none of whom is or was an officer or employee of the Company. Mr. Phillips is an affiliate of a company from whom the Company leases rail cars. For the year ended December 31, 1996, the total amount of transactions with the affiliate of Mr. Phillips was $150,000. Mr. Robinson is a stockholder of the law firm of Lentz, Evans and King P.C., which has represented the Company in certain tax, corporate and partnership law matters since 1977. For the year ended December 31, 1996, the total amount of legal fees paid to Lentz, Evans and King P.C. was $22,000. Mr. Senty is an affiliate of a company to which the Company sells natural gas liquids and from which the Company has leased rail cars. For the year ended December 31, 1996, the total amount of transactions with the affiliate of Mr. Senty was $4.6 million. All such transactions were entered into by the Company in its ordinary course of business, on a basis the Company believes appropriate arm's length.

EMPLOYMENT AGREEMENTS

Effective November 15, 1994, the Company entered into an Employment Agreement (an "Executive Employment Agreement") with each of the Company's then-existing executive officers, other than Mr. Wise. Ms. Blalock and Mr. Jeffries, who became executive officers subsequent to such date, do not have employment agreements. Pursuant to the Executive Employment Agreement, the Company has agreed to pay each executive officer a minimum annual compensation based upon such executive officer's 1994 base salary, plus a bonus determined by the Board in its sole and absolute discretion. The employment of the executive officer continues until it is terminated in accordance with the Executive Employment Agreement. The Company may terminate an executive officer "for cause" at any time and the executive officer may terminate employment at any time. If the Company terminates the executive officer without "cause", the executive officer is entitled to severance equal to one year's base salary, which increases to two years' base salary if the termination without cause occurs within one year after certain changes in control of the Company. In all cases, the executive officer is subject to certain covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination. The Company anticipates entering into amended Executive Employment Agreement with each of its executive officers to reflect 1997 base salaries and provide for certain rights of indemnification comparable to those contained in the Director Indemnification Agreements. The Company also anticipates entering into similar employment agreements, as revised, with Ms. Blalock and Mr. Jeffries.

         STOCK OPTION, PROFIT SHARING AND BONUS PLANS

PROFIT SHARING PLAN

The Company's Profit Sharing Plan (a defined contribution plan) is administered by the Board. All employees of the Company are eligible to participate in the Profit Sharing Plan. Subject to certain restrictions, each participant may elect to reduce his or her salary and have contributed biweekly to the Profit Sharing Plan on his or her behalf an amount which on an annual basis may not exceed the lesser of 15% of his or her base compensation or $9,500. The Company contributes to the accounts of participating employees a match of 25% of employee contributions on the first 4% of employee compensation contributed. In addition, the Company may make annual contributions to the accounts of each participant, as determined by the Board in its sole discretion, following the later of (i) the date on which the employee has completed six months of service or (ii) the date on which the employee has completed 1,000 hours of service in amounts up to 15% of the base compensation of such participants. The Company's contributions and matching contributions under the Profit Sharing Plan become vested at the rate of 20% after completion of two years of service with an additional 20% vesting each year thereafter until fully vested.

INCENTIVE BONUS PLANS

In 1996, the Board approved the 1996 Incentive Bonus Plan for the executive officers of the Company. The executive officers' bonuses were tied to the Company's 1996 earnings attributable to Common Stock. If the earnings target (which could be adjusted by the Board to reflect non-recurring, unusual items) was met or exceeded, the executive officers would receive a bonus ranging from 5% to 20% of their adjusted base pay. Based upon 1996 results, the executive officers received a 20% bonus, as calculated on their year end base salary. The Board has approved a 1997 Incentive Bonus Plan that allows for increasing bonuses based upon the Company's 1997 earnings attributable to Common Stock.

$5.40 STOCK OPTION PLAN

In April 1987 and as further amended in February 1994, the Company adopted an employee option plan ("$5.40 Plan") that authorized granting options to
employees to purchase 483,000 shares of the Company's Common Stock.   All
options under the $5.40 Plan have been granted. Options may not be exercised after May 1, 1997. The Company has entered into agreements committing the Company to loan to certain employees an amount sufficient to exercise their options, provided that the Company will not loan in excess of 25% of the total amount available to the employee in any one year. The Company will forgive any such loan and associated accrued interest on July 2, 1997, if the employee is then employed by the Company.

KEY EMPLOYEES' INCENTIVE STOCK OPTION PLAN AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Effective April 1987, the Company adopted a Key Employees' Incentive Stock Option Plan ("Key Employee Plan") and a Non-Employee Director Stock Option Plan ("Directors' Plan") that authorize the granting of options to purchase 250,000 and 20,000 shares of the Company's Common Stock, respectively. Under the plans, each of these options became exercisable as to 25% of the shares covered by it on the later of January 1, 1992 or one year from the date of grant, subject to the continuation of the optionee's relationship with the Company, and became exercisable as to an additional 25% of the covered shares on the later of each subsequent January 1 through 1995 or on each subsequent date of grant anniversary, subject to the same condition. The Company has entered into agreements committing the Company to loan certain employees an amount sufficient to exercise their options as each portion of their options vests. The Company will forgive such loans and associated accrued interest if the employee has been continuously employed by the Company for four years after the date of each loan increment. In January 1997, the Board voted to extend the maturity for each of the loan increments by three years for the first series of maturities and by two years for all other maturities.

1993 STOCK OPTION PLAN

The 1993 Stock Option Plan ("1993 Plan") is intended to be an incentive stock option plan in accordance with the provisions of Section 422 of the Code. The Company has reserved 1,000,000 shares of Common Stock for issuance upon exercise of options under the 1993 Plan. The 1993 Plan will terminate on the earlier of March 28, 2003 or the date on which all options granted under the 1993 Plan have been exercised in full.

The Board determines and designates from time to time those employees of the Company to whom options are to be granted. If any option terminates or expires prior to being exercised, the shares relating to such option will be released and may be subject to reissuance pursuant to a new option. The Board has the right, among other things, to fix the price, terms and conditions for the grant or exercise of any option. The purchase price of the stock under each option shall be the fair market value of the stock at the time such option is granted. Options granted will vest 20% each year on the anniversary of the date of grant commencing with the first anniversary. The employee must exercise the option within five years of the date each portion vests.

                               PERFORMANCE GRAPH


The following indexed graph indicates the Company's total return to its stockholders from December 31, 1991 to December 31, 1996 as compared to total return for the Standard & Poor's 500 Index and a Peer Group Index selected by the Company, assuming a common starting point of $100 and that all dividends were reinvested. The information contained in this graph is not nessessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
    AMOUNG WESTERN GAS RESOURCES, INC., THE S&P 500 INDEX AND A PEER GROUP**

                        [PERFORMANCE GRAPH APPEARS HERE]


                                Western Gas
Measurement Period              Resources,      S&P     Peer Group
(Fiscal Year Covered)              Inc.      500 Index     (WGR)
------------------------------  -----------  ---------  -----------

Measurement Point - 12/31/91        $100.00    $100.00     $100.00
FYE December 31, 1992                132.00     108.00      107.00
FYE December 31, 1993                167.00     118.00      132.00
FYE December 31, 1994                 99.00     120.00      119.00
FYE December 31, 1995                 84.00     165.00      147.00
FYE December 31, 1996                102.00     203.00      194.00

* $100 invested on 12/31/91 in stock or index. Total return includes reinvestment of dividends (if applicable). Dates are for fiscal years ending on December 31 in each of the years indicated.

** Peer Group (WGR) consists of 22 Companies, including the Company. The other
   21 companies in the Peer Group are as follows: Anadarko Petroleum Corp., Apache Corp., Berry Petroleum Co., Cabot Oil & Gas Corp., Devon Energy Corp., K N Energy Inc., Louisiana Land & Exploration Co., Mitchell Energy and Development Corp., Murphy Oil Corp., Noble Affiliates Inc., Oryx Energy Co., Parker & Parsley Petroleum Co., Pogo Producing Co., Questar Corp., Ranger Oil Ltd., Santa Fe Energy Resources Inc., Seagull Energy Corp., Snyder Oil Corp., Tejas Gas Corp., Triton Energy Corp. and Valero Energy Corp. The total return for each company in the Peer Group has been weighted for stock market capitalization. These companies are independent oil and natural gas producers, gatherers, transporters and marketers of natural gas and natural gas liquids and certain natural gas pipelines.

                            INDEPENDENT ACCOUNTANTS

Price Waterhouse LLP served as the Company's independent accountants for 1996. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

Any stockholder proposals to be considered for inclusion in the Company's solicitation of proxies for the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company (at 12200 North Pecos Street, Denver, Colorado 80234) no later than January 15, 1998.

                                 OTHER BUSINESS

All items of business expected to be brought before the meeting by management of the Company are set forth in this Proxy Statement. Management knows of no other business to be presented. If other matters of business not presently known to management properly come before the meeting, it is intended that the persons named in the proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.


THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                                             By Order of the Board of Directors,



                                    WESTERN GAS RESOURCES, INC.


                                            BRION G. WISE
                                            Chairman of the Board and
                                            Chief Executive Officer



Denver, Colorado
April 18, 1997

                                                                      Appendix A

                          WESTERN GAS RESOURCES, INC.
                             1997 STOCK OPTION PLAN

          This Plan is established by Western Gas Resources, Inc., a Delaware corporation, for certain employees of the Corporation who qualify as participants, and shall be known as the Western Gas Resources, Inc. 1997 Stock Option Plan. The Plan provides stock options for employees of the Corporation. It is intended that options granted under the Plan constitute "incentive stock options" within the meaning of Section 422 of the Code and the Plan and any options granted hereunder shall be construed accordingly.

          1.  Purpose.  The purpose of the Plan is to enable certain of the
              -------
Corporation's employees to participate in the growth and profitability of the Corporation by providing a method whereby such employees may be encouraged to invest in the Corporation's common stock on reasonable terms, to increase incentives to contribute to the Corporation's future success and prosperity and to allow them to acquire a proprietary interest in the Corporation's business. Further, the availability and offering of stock options under the Plan supports and encourages employees to remain in the employ of the Corporation.

          2.  Definitions. The terms used herein shall have the following
              -----------
meanings:

              (a) "Board" shall mean the Board of Directors of the Corporation.

              (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

              (c) "Common Stock" shall mean the $0.10 par value common stock of the Corporation which shall be authorized and unissued stock or treasury stock.

              (d) "Corporation" shall mean Western Gas Resources, Inc., a Delaware corporation, and any subsidiary thereof.

              (e) "Disabled" shall mean an employee of the Corporation found to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

              (f) "Disqualified Employee" shall mean an employee of the Corporation who, either directly or indirectly at the time an option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any subsidiary or parent of the Corporation. For purposes of this determination, the employee shall be considered as owning the stock owned, directly or indirectly, by or for his spouse, brothers and sisters (whether by whole or half-blood), ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionally by or for a shareholder.

              (g) "Fair Market Value" of stock shall mean the New York Stock Exchange Composite Transactions average closing price for the Common Stock reflected in The Wall Street Journal or another publication selected by the Board for the ten (10) business days preceding the day the Option is granted to each eligible employee. If Shares of Common Stock have not been traded on the New York Stock Exchange for more than 10 business days immediately preceding the granting of an Option, or if deemed appropriate by the Board for any other reason, the fair market value of shares of Common Stock shall be as determined by the Board in such other manner as it may deem appropriate.

              (h) "Incentive Stock Option" shall mean any option which is intended to meet and comply with the term "incentive stock option" as set forth in Section 422 of the Code.

              (i) "Option" shall mean an incentive stock option granted by the Corporation under this Plan.

          (j) "Optionee" shall mean an eligible employee of the Corporation who has been granted an Option under this Plan.

          (k) "Plan" shall mean the 1997 Stock Option Plan set forth in and by this document and all subsequent amendments thereto.

          (l) "Regulations" or "Regs." shall mean the Treasury Regulations promulgated under the Code.

          (m) "Stock Option Agreement" shall mean an agreement between an Optionee and the Corporation which evidences the Optionee's right to acquire Common Stock under the Plan and which contains terms and conditions consistent with this Plan as approved by the Board.

          3.  Eligibility.  Employees of the Corporation who have been employed
              -----------
by the Corporation for at least one (1) year shall be eligible for selection to participate in the Plan as determined from time to time by the Board. No Option shall be granted to a Disqualified Employee.

          4.  Administration of Plan.
              ----------------------

              (a) The Board of Directors of the Corporation shall administer the Plan. The Board shall have the authority to: (i) construe and interpret the Plan; (ii) define the terms used herein; (iii) determine the duration and purpose of leaves of absence which may be granted to Optionees without constituting a termination of their employment for the purposes of the Plan;
(iv) make all other determinations necessary or advisable for the administration of the Plan; and (v) appoint a Committee to administer the Plan and to delegate to that Committee all of the authority to administer the Plan in accordance with the provisions of this Agreement. The determination of the Board in the matters referred to in this paragraph shall be conclusive.

              (b) The Board shall have power, subject to the limitations contained herein, to fix the price, terms, and conditions for the grant or exercise of any Option under the Plan.

              (c) The Board may at any time cancel any unexercised stock options awarded under the Plan, whether or not vested, if an Optionee engages in conduct which the Board determines to be detrimental to the best interests of the Corporation.

              (d) The Board may at any time and from time to time amend, suspend, or terminate the Plan and may amend the form of the Stock Option Agreement, in such respects as it shall deem advisable; provided that such modification shall not change: (1) the maximum number of shares for which Options may be granted; (2) the Option price; (3) the period during which Options may be granted or exercised; (4) the provisions relating to the class of persons eligible to receive Options granted under the Plan; or (5) the provisions relating to adjustments to be made upon changes in capitalization of the Corporation. Such modification in the Plan shall not, without the consent of an Optionee, affect such Optionee's rights under an Option previously granted to him or her.

              (e) If the provisions of the Code or Regulations relating to Incentive Stock Options are changed during the term of the Plan, the Board shall have the power to alter the Plan to conform to such changes. The Board shall have such authority without the necessity of obtaining further stockholder approval unless such changes in the Code or Regulations require such approval.

          5.  Participants and Allotments.  The Board may, from time to time,
              ---------------------------
select Optionees from the eligible class of employees and determine the terms and provisions of the respective Stock Option Agreements (which need not be identical), the times at which such Options shall be granted and the number of shares subject to each Option.

          6.  Shares Subject to Plan.  The maximum number of shares from which
              ----------------------
Options may be granted under the Plan are One Million (1,000,000) shares of the Corporation's authorized and unissued Common Stock. If any Option granted under the Plan shall terminate or expire prior to exercise, in whole or in part, the shares so released from the Option may be made the subject of additional options granted under the Plan. The Corporation shall reserve and keep available such number of shares of stock as will satisfy the requirements of all outstanding options and grants under this Plan.

          7.  Option Price.  The purchase price of the stock under each Option
              ------------
shall be the Fair Market Value of the stock subject to the Option at the time the Option is granted.

          8.  Conditions for Exercise of Option.
              ---------------------------------

              (a) Notwithstanding anything to the contrary, no Option or portion thereof granted under this Plan may be exercised after the earlier of (1) five
(5) years from the date the Optionee has the right to exercise such Option or portion thereof as provided in Paragraph 8(b), below; or (2) ten (10) years from the date the Option is granted.

              (b) At the time of the issuance of an Option, the Board shall determine with respect to each Option the annual vesting percentage, which shall be not less than twenty percent (20%) and not more than thirty-three and one-third percent (33-1/3%). For this purpose, the annual vesting percentage shall mean the percentage of the Option which the Optionee shall become entitled to exercise. The vesting period for each annual vesting percentage shall be the one (1) year period commencing on the date of grant and on each one (1) year anniversary thereof. As of each one (1) year anniversary of the date of grant, the Optionee shall be entitled to exercise the portion of the Option granted equal to the annual vesting percentage multiplied by the number of one (1) year vesting periods from the original date of grant of the Option. The Optionee's right to purchase the Common Stock subject to the Option shall be cumulative, with the result that as of the end of each one (1) year vesting period, the cumulative vesting percentage shall be increased by the annual vesting percentage. When the cumulative vesting percentage equals one hundred percent (100%), the Optionee shall be entitled to purchase all the Common Stock covered by the Option, subject to the provisions of this Plan. The Option or any portion thereof, once it becomes vested or exercisable as provided above, shall remain vested and exercisable until it shall expire in accordance with the provisions of this Plan, including the provisions of Sections 8(a), (c), (d) and (e).

              (c) Except as provided in Sections 8(d) and (e), an Optionee may exercise an Option only if, at the time such Option is exercised, such Optionee is an employee of and has continuously since the grant of the Option been an employee of the Corporation.

              (d) If an Optionee's employment with the Corporation is terminated for any reason other than (i) his or her death or disability or (ii) his or her discharge for dishonesty or commission of a crime, the Optionee may, within sixty (60) days thereafter and subject to the provisions of Sections 8(a), (b) and (c), exercise the Option or portion thereof to the extent it was exercisable as of the date of termination of his or her employment. All unexercised Options, or portions thereof, shall terminate, be forfeited, and shall lapse upon expiration of said sixty (60) day period, or immediately if the Optionee's employment is terminated for any of the reasons set forth in (ii) above.

              (e) If an Optionee dies or becomes Disabled while employed by the Corporation, all of the Options granted to such employee shall become one hundred percent (100%) exercisable, without regard to the provisions of Section 8(b), above. In such event, the Options may be exercised by the Disabled employee, or the person or persons to whom the deceased employee's rights under the Option shall pass by will, or by the applicable laws of descent and distribution; provided, however, that no such Option may be exercised after one hundred eighty (180) days from such employee's date of death, or termination of employment as a result of Disability, whichever is applicable. Upon expiration of said period, all unexercised Options, or portions thereof, shall terminate, be forfeited and shall lapse.

          9.  Method of Exercise.
              ------------------

              (a) To exercise an Option, the Optionee, or his or her successors, shall give written notice to the Corporation's Treasurer at the Corporation's principal office accompanied by full payment of the Common Stock being purchased and a written statement that the shares are purchased for investment and not with a view to distribution. However, this statement shall not be required in the event the Common Stock subject to the Option is registered with the Securities and Exchange Commission. If the Option is exercised by the successor of the Optionee, following his or her death, proof shall be submitted, satisfactory to the Board, of the right of the successor to exercise the Option.

              (b) Common Stock issued pursuant to this Plan which has not been registered with the Securities and Exchange Commission shall bear the following legend:

     "The securities represented by this Stock Certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder, except upon the issuance to the Corporation of a favorable opinion of its counsel and submission to the Corporation of such other evidence as may be satisfactory to the Corporation to the effect that any such transfer shall not be in violation of the Act and the State Acts."

          (c) The Corporation shall not be required to transfer and deliver any stock certificate or certificates for shares purchased upon exercise of said Options until after compliance with all then applicable requirements of law. In no event shall the Corporation be required to issue fractional shares to the Optionee.

          (d) If the Corporation shall be advised by counsel that shares of stock deliverable upon exercise of an Option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of same, the Corporation may effect registration or obtain consent, and delivery of shares by the Corporation may be deferred until registration is effected or consent obtained.

      10.  Rights To Terminate Employment.  Nothing in this Plan or in any
           ------------------------------
Stock Option Agreement shall confer upon any participant the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such participant.

      11.  Amendments and Termination.  The Board of Directors may amend,
           --------------------------
suspend, discontinue or terminate the Plan, but no such action may, without the consent of the Optionee, alter or impair his or her Option, except as provided in Paragraph 8.

      12.  Rights As Stockholders.  No stock shall be issued until full
           ----------------------
payment for such stock has been made. The Optionee shall have no rights as a stockholder with respect to optioned shares until the date of the issuance of the stock certificate to him or her for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other properties) or distributions or other rights for which the record date is prior to the date such certificate is issued.

      13.  Adjustments of and Change In Stock.  No adjustment shall be made
           ----------------------------------
to the number of shares of Common Stock for which options are granted by the Plan or the exercise price thereof as a result of any change in the number of issued and outstanding shares of Common Stock. Provided, however, the number of shares of Common Stock covered by outstanding Options, as well as the exercise price, shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split, the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. In addition, in the event of a dissolution or liquidation of the Corporation, a merger of the Corporation, or sale of all or substantially all of the assets of the Corporation, the Corporation shall take such action as may be necessary to enable the Optionee to receive, in lieu of shares of Common Stock, securities or other assets that were issued or payable upon such event in receipt of or in exchange for such shares of Common Stock.

      14.  Stock Option Agreement.  The granting of an Option under this
           ----------------------
Agreement occurs only by a written Stock Option Agreement, effective on the date set forth therein, substantially in the form attached hereto and marked Exhibit 1, executed by and on behalf of the Corporation and the employee to whom the Option is granted, and such executed Agreement is delivered to the Corporation.

      15.  Nonassignability.  No Option granted under this Plan shall be
           ----------------
assignable or transferable in any manner voluntarily, involuntarily, or by operation of law, except by will or by the laws of descent and distribution. During the life of such recipient, an Option shall be exercisable only by such person or by such person's guardian or legal representative.

      16.  Period of Plan.  No Options shall be granted on or after
           --------------
May 21, 2007. The Plan shall terminate on the later of (1) May 21, 2007; (2) the date on which all Options granted under the Plan have expired; or (3) the date on which all Options granted under the Plan have been exercised in full.

                          WESTERN GAS RESOURCES, INC.

                ANNUAL MEETING OF STOCKHOLDERS -- MAY 21, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints Walter L. Stonehocker and Lanny F. Outlaw as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Western Gas Resources, Inc. held of record by the undersigned on March 31, 1997, at the Annual Meeting of Stockholders, to be held on Wednesday, May 21, 1997 at 10:00 A.M. local time at the Brown Palace Hotel, Onyx Room, 321 Seventeenth Street, Denver, Colorado 80202 and at any postponement or adjournment thereof, as follows:

1. ELECTION OF TWO CLASS TWO DIRECTORS

   Nominees:  Joseph E. Reid and Ward Sauvage

   [_]  FOR                                      [_]   WITHHELD

   [_]  ________________________________
        To withhold authority to vote for any individual nominee, check the box and write the name of such nominee on the above line.

2. PROPOSAL TO APPROVE THE COMPANY'S 1997 STOCK OPTION PLAN

   [_]  FOR            [_]  AGAINST            [_]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any postponement or adjournment thereof.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN IN PROPOSAL 2.

                                      Please mark, sign, date and mail this
                                      proxy promptly in the enclosed envelope.

                                      Date:_____________________________, 1997

                                      ________________________________________
                                             Signature of Stockholder

                                      ________________________________________
                                             Signature of Stockholder


                                      Please sign exactly as name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.